UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2008

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On May 27, 2008, Wave Systems Corp. (the “Company”) filed a Current Report on Form 8-K describing a financing transaction entered into by Wave as well as a placement agency agreement between Wave and Security Research Associates, Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as placement agent in connection with the transaction.   As described in that filing, as part of its compensation the Placement Agent received a warrant to purchase up to 129,075 shares of our Class A Common Stock (the “Placement Agent Warrant”).  We are filing this amendment to the May 27, 2008 filing on Form 8-K to provide the following additional information regarding the Placement Agent Warrant.

                The Placement Agent Warrant is deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and therefore is subject to a lock-up restriction pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. The Placement Agent Warrant cannot be sold by the Placement Agent during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering of the Company’s stock, except as provided in Rule 2710(g)(2) of the FINRA Conduct Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: June 13, 2008